EX-99.23(d)(137)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                                PPM AMERICA, INC.


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PPM AMERICA, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 16, 2007 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of the JNL Series Trust.

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, in order to reflect a change in sub-adviser from Putnam Investment Management, LLC to PPM America, Inc. for the JNL/Putnam Equity Fund, Schedule A and Schedule B must be amended, to add the new sub-advised fund (the JNL/PPM America Core Equity Fund).

     WHEREAS, the Adviser and Sub-Adviser have agreed to add language to the Agreement clarifying Sub-Adviser responsibilities with regard to class-action claims.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement to add the following language as paragraph four to the "MANAGEMENT" section as follows:

     The Fund and the Adviser have arranged for the identification and processing of class action claims on behalf of Fund by its custodian or other designated agent, as applicable, during the period of time that the Sub-Adviser acts as an investment adviser for each Fund. Accordingly, such persons have responsibility for handling such claims, and the Sub-Adviser has no obligation with respect to handling or filing any class action claims on behalf of the Fund, except as may be otherwise specifically requested from time to time. However, without altering the responsibility for handling such claims, the Sub-Adviser shall reasonably cooperate and consult with the Fund, the Adviser, the custodian or any appointed agent, with respect to such claims.

     The parties further agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated December 3, 2007, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated December 3, 2007, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 3rd day of December, 2007.


JACKSON NATIONAL ASSET                 PPM AMERICA, INC.
MANAGEMENT, LLC


By:                                    By:
     --------------------------              ---------------------------


Name:    MARK D. NERUD                 Name:
       ------------------------              ---------------------------

Title:     PRESIDENT                   Title:
        -----------------------               --------------------------

                                   SCHEDULE A
                                DECEMBER 3, 2007
                                     (Funds)

  ----------------------------------------------------------------------------

                        JNL/PPM America Core Equity Fund

  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

                      JNL/PPM America High Yield Bond Fund

  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

                        JNL/PPM America Value Equity Fund

  ----------------------------------------------------------------------------

                                   SCHEDULE B
                                DECEMBER 3, 2007
                                 (Compensation)

 ----------------------------------------------------------------------------

                        JNL/PPM AMERICA CORE EQUITY FUND

 ----------------------------------------------------------------------------
 ------------------------------------------------------- --------------------

 AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

 ------------------------------------------------------- --------------------
 ------------------------------------------------------- --------------------

 $0 to $150 Million                                              0.25%

 ------------------------------------------------------- --------------------
 ------------------------------------------------------- --------------------

 $150 Million to $300 Million                                    0.20%

 ------------------------------------------------------- --------------------
 ------------------------------------------------------- --------------------

 Amounts over $300 Million                                       0.17%

 ------------------------------------------------------- --------------------




 ----------------------------------------------------------------------------

                      JNL/PPM AMERICA HIGH YIELD BOND FUND

 ----------------------------------------------------------------------------
 ------------------------------------------------------- --------------------

 AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

 ------------------------------------------------------- --------------------
 ------------------------------------------------------- --------------------

 $0 to $150 Million                                              0.20%

 ------------------------------------------------------- --------------------
 ------------------------------------------------------- --------------------

 $150 Million to $300 Million                                   0.175%

 ------------------------------------------------------- --------------------
 ------------------------------------------------------- --------------------

 Amounts over $300 Million                                       0.15%

 ------------------------------------------------------- --------------------




 ----------------------------------------------------------------------------

                        JNL/PPM AMERICA VALUE EQUITY FUND

 ----------------------------------------------------------------------------
 ------------------------------------------------------- --------------------

 AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

 ------------------------------------------------------- --------------------
 ------------------------------------------------------- --------------------

 $0 to $150 Million                                              0.25%

 ------------------------------------------------------- --------------------
 ------------------------------------------------------- --------------------

 $150 Million to $300 Million                                    0.20%

 ------------------------------------------------------- --------------------
 ------------------------------------------------------- --------------------

 Amounts over $300 Million                                       0.17%

 ------------------------------------------------------- --------------------